Apollo Group, Inc.
News Release

APOLLO GROUP, INC. REPORTS
BUSINESS OUTLOOK FOR FISCAL 2006
PRELIMINARY FISCAL 2005 FOURTH QUARTER RESULTS

Phoenix, Arizona, September 19, 2005 — Apollo Group, Inc. (Nasdaq:APOL) today provided its business outlook for the first quarter of fiscal 2006 ending November 30, 2005 and the fiscal year ending August 31, 2006 and preliminary fiscal 2005 fourth quarter results.

Business Outlook

•	We expect revenue for the quarter ending November 30, 2005 to be between $635 million and $640 million and to be between $2.685 billion and $2.705 billion for fiscal 2006. Included in this revenue estimate is the effect of the impact of Hurricane Katrina on our Gulf Coast campuses.

•	Excluding the estimated impact of stock option expensing, diluted earnings per share are expected to be $.72, including an estimated $.01 ($.73) impact from Hurricane Katrina, for the quarter ending November 30, 2005 and to be $3.02, including an estimated $.04 ($3.06) impact from Hurricane Katrina, for fiscal 2006.

•	Including the estimated impact of stock option expensing, diluted earnings per share are expected to be $.70 for the quarter ending November 30, 2005 and to be $2.92 for fiscal 2006.

Preliminary Results

These anticipated results are preliminary and based on partial information and management assumptions. Based on unaudited results:

•	Revenue is lower than previous guidance as a result of a higher percentage of students enrolled in the new Western International University Axia College program. This program of study generates less revenue per student than programs we have historically offered. We expect revenue for the quarter ending August 31, 2005 to be between $591 million and $595 million and to be between $2.250 billion and $2.254 billion for fiscal 2005.

•	Consolidated degree enrollments for all of the Apollo Group, Inc. institutions are expected to increase over 20%, including the impact of Hurricane Katrina, at August 31, 2005.

•	Excluding non-cash stock-based compensation charges related to the conversion in 2004 of University of Phoenix Online stock options into Apollo Education Group Class A stock options, diluted earnings per share are expected to be $.65 for the quarter ending August 31, 2005 and to be $2.46 for fiscal 2005.

•	The non-cash stock-based compensation charges are expected to be $20 million ($.07 per share) related to the conversion in 2004 of University of Phoenix Online stock options into Apollo Education Group Class A stock options.

The company will hold a conference call to discuss the business outlook at 11:00 AM Eastern time, 8:00 AM Phoenix time, on Monday, September 19, 2005. The call may be accessed by dialing (877) 292-6888 (domestic) or (706) 634-1393 (international). The conference ID number is 9445537. A live webcast of this event may be accessed by visiting the company website at www.apollogrp.edu. A replay of the call will be available on our website or at (706) 645-9291 (conf. ID #9445537) until September 26, 2005.

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Apollo Group, Inc. has been providing higher education programs to working adults for over 25 years. Apollo Group, Inc., operates through its subsidiaries: The University of Phoenix, Inc., Institute for Professional Development, The College for Financial Planning Institutes Corporation, and Western International University, Inc. The consolidated enrollment in its educational programs makes it the largest private institution of higher education in the United States. It offers educational programs and services at 90 campuses and 150 learning centers in 39 states, Puerto Rico, Calgary, and Vancouver.

For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the company web site at: www.apollogrp.edu.

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Apollo Group, Inc. claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release relate, among other matters, to the business outlook of Apollo Group, Inc.

Forward-looking statements involve risks, uncertainties, and other factors which may cause actual results, performance, or achievements of Apollo Group, Inc. to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Apollo Group, Inc.’s results and cause them to materially differ from those contained in the forward-looking statements include, without limitation:

• the failure to maintain or renew required regulatory approvals, accreditation, or state authorizations;
• the failure to obtain authorizations from states in which University of Phoenix does not currently provide degree programs;
• the failure to obtain the Higher Learning Commission’s approval for University of Phoenix to operate in new states;

•	our ability to continue to attract and retain students;

•	our ability to successfully manage economic conditions, including stock market volatility;

• risk factors and cautionary statements made in Apollo Group, Inc.’s Annual Report on Form 10-K for the period ended August 31, 2004; and
• other factors that Apollo Group, Inc. is currently unable to identify or quantify, but may arise or become known in the future.

These forward-looking statements are based on estimates, projections, beliefs, and assumptions of Apollo Group, Inc. and its management and speak only as of the date made and are not guarantees of future performance. Apollo Group, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. You are advised, however, to consult any further disclosures Apollo Group, Inc. makes in its reports filed with the Securities and Exchange Commission.

Company Contact:
Kenda B. Gonzales, CFO ~ (800) 990-APOL ~ kenda.gonzales@apollogrp.edu
Investor Relations Contact:
Janess Pasinski ~Apollo Group, Inc. ~ (800) 990-APOL, option 6 ~ janess.pasinski@apollogrp.edu
Press Contact:
Ayla Dickey ~ Apollo Group, Inc. ~ (480) 557-2952 ~ ayla.dickey@apollogrp.edu